UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2008
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. EmployerIdentification No.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas	75024 (Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
This Form 8-K describes modifications to the compensation arrangements for our executive officers and directors recommended by the Compensation Committee of our Board of Directors (the “Committee”) and ratified by the Board. The modifications include changes in director compensation, the awarding of cash bonuses for 2007, setting of base compensation for 2008, changes in the awards being made as long-term incentive grants to our ten executive officers, including our principal executive officer, principal financial officer, and our next three most highly compensated executive officers, who also comprise our Investment Committee, whose members are Gareth Roberts, Bob Cornelius, Phil Rykhoek, Tracy Evans and Mark Allen. Otherwise the compensation arrangements and plans described in previous filings remain in place.
Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Directors’ Compensation Arrangements
The Board of Directors approved annual grants of restricted stock under the Company’s 2004 Omnibus Stock and Incentive Plan (the “Plan”) to each non-employee director other than our two new directors, Messrs. Beatty and Decker, as follows:
•	2,400 shares of restricted stock to be issued on January 7, 2008 to each of these five non-employee directors;

•	that such restricted stock grant cliff vest 100% three years from the date of grant, except in the event of the director’s earlier death, disability or a change of control, all as defined in the Company’s restricted stock agreement and the Plan;

•	that 60% of all vested restricted stock must be retained by each director as long as he is a director of the Company.
Previously, the Committee had approved an increase in initial grants of restricted stock for new non-employee directors from 10,000 shares to 12,000 shares and had issued restricted stock pursuant to the Plan to the two new non-employee directors, Messrs. Beatty and Decker, in the amount of 12,000 shares each, to vest at 20% per year over a five year period, with the same proviso described above that 60% of all vested restricted stock must be retained by each director as long as he is a director of the Company.
Executive Officers’ Base Salaries
Effective January 1, 2008, the base salary of each officer was increased 3.0% over his 2007 base salary, including the base salaries of the executive officers who are members of our Investment Committee, as determined by the Board. Base salaries for 2008 will be $474,760 for Gareth Roberts, $323,741 for Messrs. Cornelius, Evans, and Rykhoek, and $266,406 for Mark Allen.
Cash Bonus Grants to Employees and Officers
Since 1995, we have had a practice of paying cash bonuses to all of our employees and officers each year except in 1998, when no bonuses were paid. Since this practice began,

we have paid cash bonuses ranging from 0% to 50% of base salary to our executive officers, depending on the Company’s results for that year, as recommended by the Committee. This general practice did not change in the awarding of bonuses for 2007.
Historically, our bonus practices classified employees into five levels for bonus compensation purposes, whereby at the first level, which includes all employees, bonuses generally range from 0% to 10% of base salaries, although in the past bonuses paid at this and all other levels have been as high as 12.5% of base salary in an exceptionally good year. There have been two additional distinct compensation layers that are segregated by base salary level, for employees in the professional groups (the second and third levels), whereby these employees could receive an additional level of bonuses of up to 17.5% of base salaries, for a total bonus ranging from 0% to 27.5%. In addition, certain members of the professional group that are managers (the fourth level) have been eligible to receive an additional level of bonuses of up to 7.5% of base salaries, for a total bonus ranging from 0% to 35%. Lastly, our officers (the fifth level) have been eligible to receive an additional level of bonuses of up 7.5% percent of base salaries, for a total bonus ranging from 0% to 42.5%.
As part of the 2007 compensation review, the Committee approved changes to the bonus target percentages, although the overall concept remained the same. The fourth level tier for managers was eliminated completely and managers have been included with the higher salaried professional level employees at the third level, with total bonuses for that level ranging up to 35%, the same percentage as formerly provided for the third level group that were managers. The Committee also recognized that cash bonus levels for executive officers were significantly less than the median of those given to executives of our peer group and therefore the Committee significantly increased the bonus ranges for our executive officers. The upper end of the normal cash bonus range for the non-Investment Committee officers was increased from 42.5% to 70% of base salary, and the upper end of the normal cash bonus range for Investment Committee officers was increased from 42.5% to 100% of base salary.
All of our bonuses are paid at the same relative percentage for each level (i.e. if the Committee determines that bonuses should be given at the upper end of the normal range, which for level one is 10%, then each other level would also be at the same upper end of the normal range). Bonus determinations are made by our Committee subjectively, not based on arithmetic methods, formulas, or specific targets, but based on an overall retrospective evaluation of our corporate results, taking into account a wide range of both non-numeric measures and financial and operational results, which measures and results are not determined until the year has concluded or is near conclusion.
Our Committee has concluded that cash bonuses for 2007 should be awarded at the 100% percentile of the bonus range for 2007 based on the positive overall results of the Company during 2007. As such, cash bonuses for 2007, to be paid in early 2008, will be $460,932 for Gareth Roberts, $314,312 for Messrs. Cornelius, Evans, and Rykhoek, and $258,647 for Mark Allen. Bonuses for 2007 to be paid to the remaining officers were set by the Compensation Committee equal to 70% of each such officer’s respective base salary, before any adjustment to pro-rate the bonus for the length of time that each person was an officer during 2007.

Long-term Incentive Grants to Officers
As part of the review by the Committee in late 2006 relating to long-term incentive awards granted to officers in January 2007, the Committee elected to split the 2007 grants into two pieces, one-half of which was a time-vesting restricted stock award, with the other half in the form of performance-based restricted stock, both of which would cliff vest in March 2010. These performance-based restricted stock awards will be earned (and eligible to vest) during the three year performance period of 2007 through 2009, depending upon the Company’s level of success in achieving four specifically-identified performance targets. Generally, one-half of the shares earnable under the performance-based shares will be earned for performance at the designated target levels (100% target vesting levels) or upon any earlier change of control, and twice that number of shares will be earned if the higher maximum target levels are met. If performance is below designated minimum levels for all performance targets, no performance-based shares will be earned. The targets chosen by our Committee are generally intended to be based upon controllable Company performance factors, which for the most part are intended to exclude the effect of changes in commodity prices. The specifics of the awards are more fully described in our 2007 Proxy Statement.
As part of the 2007 compensation review for purpose of making these long-term incentive grants, the Committee left unchanged the overall compensation concept relating to the equity awards, the percentage of awards that were time vesting vs. performance based, and the performance targets, although the performance period was pushed forward one year to cover a three year period commencing with 2008. The Committee did increase the overall value of the long-term incentive grants to officers as a group to bring the officers’ total compensation more in line with the median total compensation of our peer group.
The officers were granted shares on January 7, 2008, valued at the dollar values shown below on the date of grant, with determination of the number of shares to be granted computed by dividing the total dollar value by the closing price of the Company’s stock on Friday, January 4, 2008, as quoted on the New York Stock Exchange (the “Market Price”), rounded to the nearest whole number of shares:

			Shares of
		Shares of	Performance-
	Total Dollar	Time Vesting	Based Stock
	Value	Restricted Stock	(target amount)
Gareth Roberts	$1,350,000	21,662	21,663
Phil Rykhoek	788,000	12,644	12,645
Tracy Evans	788,000	12,644	12,645
Robert Cornelius	788,000	12,644	12,645
Mark Allen	563,000	9,034	9,034
Dan Cole	450,000	7,221	7,221
Ray Dubuisson	450,000	7,221	7,221
Brad Cox	(1)	4,223	4,224
Charlie Gibson	(1)	4,291	4,291
Barry Schneider	(1)	4,291	4,291
(1) A full year’s $450,000 amount was pro-rated for the length of time during 2007 during which these three individuals were officers of the Company and combined with the awards they would have received as a non-officer.

All of the above described equity awards will cliff vest on March 31, 2011, unless vested earlier due to death, disability, or retirement as defined in the Plan or unless vested earlier due to a change of control as defined in the Plan, but vesting on a change of control will apply only to shares issued to Messrs. Cole, Cornelius, Cox, Gibson and Schneider.
The Committee made the additional following determinations with regard to the grants of shares of restricted stock:
•	that each officer be required to hold one-third of all vested shares until they are no longer employed by the Company;

•	that time vesting restricted shares be considered issued and outstanding upon issue but held by the Company’s transfer agent until vesting has occurred;

•	that performance shares not be considered issued and outstanding until vesting has occurred; and

•	that all equity awards be pro-rated, as necessary, for the length of time each employee was an officer of the Company during 2007, and in the case of those officers, as indicated above, who were not officers for the entire year, that they be compensated for the period during which they were not officers by granting them the equivalent value that other non-officer employees have been previously authorized to receive, based on their base salary, but that such value be converted into restricted share awards using the Market Price and combined with the pro-rated equity awards as set forth above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: January 9, 2008	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief Financial Officer